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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 6, 2001



                   SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)
            (Exact name of registrant as specified in its charter)



      Netherlands Antilles             1-4601                  52-0684746
  (State or other jurisdiction  (Commission File Number)      (IRS Employer
        of incorporation)                                   Identification No.)



              277 Park Avenue
              New York, New York                            10172-0266

            42, rue Saint-Dominique
               Paris, France                                  75007

               Parkstraat 83,
                 The Hague,

               The Netherlands                               2514 JG

  (Addresses of principal executive offices)           (Zip or Postal Codes)



     Registrant's telephone number in the United States, including area code: (212) 350-9400

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Item 2.       Acquisition or Disposition of Assets

         On April 6, 2001, Schlumberger Investments, a wholly owned subsidiary of Schlumberger Limited, announced that its offer for the ordinary share capital of Sema plc had been declared unconditional in all respects. The offer remains open for acceptance until further notice, and withdrawal rights of holders of Sema shares have terminated.

         As at 3:00 p.m. (London time), 10:00 a.m. (New York City time), on April 6, 2001, valid acceptances had been received in respect of 401,473,685 Sema shares and in respect of 5,539,937 Sema American depositary shares, each representing two Sema shares. These acceptances represent approximately 67% of the issued share capital of Sema. In addition, Schlumberger Investments has acquired 122,869,697 Sema shares through market purchases, representing approximately 20.0% of the issued share capital of Sema. Accordingly, as at 3:00 p.m. (London time), 10:00 a.m. (New York City time), on April 6, 2001, Schlumberger Investments had acquired 524,343,382 Sema shares, representing approximately 87% of the issued share capital of Sema.

         As a result of acceptances since April 6, 2001, Schlumberger Investments has received valid acceptances of the offer in respect of or otherwise acquired more than 90% of the Sema shares. As anticipated in its offer document dated February 21, 2001, Schlumberger Investments will seek to acquire compulsorily the remaining Sema shares pursuant to sections 428 to 430F of the U.K. Companies Act 1985. The aggregate consideration for the acquisition of 100% of the issued Sema shares is expected to be approximately $5.2 billion in cash (including expenses of the transaction). The purchase price for Sema shares acquired in the offer was determined following arm's length negotiations with Sema's management regarding its recommendation of the offer.

         The acquisition of Sema is being financed through existing cash resources of Schlumberger and from borrowings under Schlumberger's $3 billion credit facility dated February 20, 2001 with JP Morgan Plc, BNP Paribas, Salomon Brothers International Limited and Lehman Brothers International (Europe) (each as arrangers), Citibank International Plc as facility agent, and The Chase Manhattan Bank, BNP Paribas Citibank, N.A. and Lehman Commercial Paper Inc.

         Sema is an IT services company that provides its customers with the design, implementation, operations and management of information systems and IT-related consulting services. Among the industry sectors which Sema serves, Sema has increasingly focused on the telecommunications and finance sectors, and provides a range of its own software products specifically designed for these sectors in addition to its IT services. Sema's customers include a wide variety of businesses and governmental departments around the world. Sema's services and product offerings include systems integration and consulting; software products for the telecommunications, energy, transport and finance sectors; and outsourcing.

         Except as described in this paragraph, it is currently expected that the business and operations of Sema will continue to be conducted as they are currently being conducted. Schlumberger will continue to evaluate all aspects of the business, operations, capitalization,
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corporate and organizational structure, and management of Sema and will take such further actions as it deems appropriate under the circumstances then existing. Prior to the negotiations that resulted in the offer, Schlumberger had no material relationship with Sema or any substantial shareholder thereof.

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

         Provision of the financial statements for Sema required by this item within 15 days is impracticable. The required financial statements will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed. The Sema financial statements will be denominated in UK Sterling using accounting principles generally accepted in the United Kingdon, with a reconcilation to accounting principles generally accepted in the United States.

         (b)      Pro Forma Financial Information.

         Provision of the pro forma financial information required by this item within 15 days is impracticable. The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

         For financial reporting purposes, Schlumberger will include the results of operations of Sema in its consolidated accounts commencing April 1, 2001.

         (c)      Exhibits.

         None.
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                                   SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SCHLUMBERGER N.V.
                                         (SCHLUMBERGER LIMITED)


                                   By:   /s/  Jean-Marc Perraud
                                         ----------------------------
                                            Jean-Marc Perraud
                                            Controller, Chief Accounting Officer
                                                   and Treasurer

Date: April 20, 2001